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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 21, 2001

EDISON MISSION ENERGY
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

1-13434	95-4031807
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

18101 VON KARMAN AVENUE
IRVINE, CALIFORNIA 92612
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 752-5588

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

    Items 1, 3 through 6, and 8 through 9 are not included because they are not applicable.

Item 2. Acquisition or Disposition of Assets.

    As previously reported on October 8, 2001, Edison First Power Limited, a wholly-owned subsidiary of Edison Mission Energy, entered into agreements to sell the Ferrybridge and Fiddler's Ferry coal-fired electric generating plants located in the United Kingdom to two wholly-owned subsidiaries of American Electric Power. These agreements were entered into following a competitive bidding process and are attached hereto and incorporated by reference herein as Exhibits 2.12 and 2.13. On December 21, 2001, Edison First Power Limited completed the sale of these generating plants in accordance with the terms and conditions of the sale agreements. Net proceeds from the sales of £643 million were used to repay borrowings outstanding under the existing debt facility related to the acquisition of the plants.

    In addition, as part of the transactions, the purchasers acquired other assets and assumed specified liabilities associated with the plants, including coal inventory, energy contracts, and intellectual property.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (b) Pro Forma Financial Information. Pro forma financial information with respect to the disposition of the plants to be filed by amendment not later than 60 days after this report on Form 8-K is required to be filed. Pro forma financial information for the nine months ended September 30, 2001 and 2000 are included in Edison Mission Energy's Form 10-Q for the quarter ended September 30, 2001.

    (c) Exhibits.

Exhibit No.	Description
2.12
Agreement relating to the sale and purchase of the business carried on at Fiddler's Ferry Power Station, Warrington, Cheshire, dated October 6, 2001, among Edison First Power Limited, AEP Energy Services UK Generation Limited, AEPR Global Holland Holding BV, and American Electric Power Company, Inc.
2.13
Agreement relating to the sale and purchase of the business carried on at Ferrybridge "C" Power Station, Knottingley, West Yorkshire, dated October 6, 2001, among Edison First Power Limited, AEP Energy Services UK Generation Limited, AEPR Global Holland Holding BV, and American Electric Power Company, Inc.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDISON MISSION ENERGY (Registrant)
By:	/s/ Raymond W. Vickers
Name:	Raymond W. Vickers
Title:	Senior Vice President and General Counsel
Date:	January 4, 2002

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE